SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2005

ARBIOS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32603 (Commission File Number)	91-1955323 (I.R.S. Employer Identification No.)
8797 Beverly Blvd., Suite 304 Los Angeles, California (Address of Principal Executive Offices)	90048 (Zip Code)

(310) 657-4898
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As disclosed by Arbios Systems, Inc. (the “Corporation”) in the Current Report on Form 8-K it filed on October 21, 2005, the Corporation on October 17, 2005 signed an agreement with Walter C. Ogier pursuant to which Mr. Ogier was engaged to become the Corporation’s new President and Chief Executive Officer. Mr. Ogier took office as the Corporation’s new Chief Executive Officer effective November 7, 2005. The terms of Mr. Ogier’s employment are described in the October 21, 2005 Form 8-K.

On November 8, 2005 Mr. Ogier was appointed as a member of the Corporation’s Board of Directors.

Effective March 31, 2005, the Corporation entered into an employment agreement with Amy Factor pursuant to which Ms. Factor was appointed as the interim Chief Executive Officer of the Corporation. Under the agreement, Ms. Factor agreed to serve as the Chief Executive Officer of the Corporation until a permanent Chief Executive Officer is hired by the Corporation. Since Mr. Ogier became the Corporation’s new Chief Executive Officer on November 7, 2005, Ms. Factor resigned employment as the Corporation’s current Chief Executive Officer on November 8, 2005. Ms. Factor, however, continues to be a member of the Corporation’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBIOS SYSTEMS, INC.

Date: November 11, 2005	By:	/s/ Walter C. Ogier
Walter C. Ogier
Chief Executive Officer